 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 9, 2015

EVENT CARDIO GROUP INC.
(Exact name of registrant as specified in its charter)
Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2798 Thamesgate Dr. Mississauga, Ontario, Canada	L4T 4E8

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Sale of Unregistered Securities.

On March 5, 2015, the Company received $200,000 from Medpac Asia Pacific PTY Ltd. in respect of the initial $500,000 due pursuant to the Regulation S Subscription Agreement and Investment Representation received by the Company from Medpac. The Subscription Agreement provides for an investment of $500,000 by MedPpac for which it is to receive an 8% Convertible Promissory Note in the principal amount of $500,000 (the “Note”). Interest accrued on the Note is payable annually on January 31, commencing January 31, 2016. The principal amount of the Note, together with accrued interest is payable on January 31, 2018. The principal and any interest accrued and not paid in cash, is convertible into common shares of the Company at a conversion price of $0.15 per share. The Note may be prepaid at any time upon ten days notice to the Holder, except that if the Note is prepaid when the common stock of the Company is trading at less than $0.15 per share, in addition to the payment of principal and all interest accrued, the holder shall receive a warrant to purchase 1% of the number of common shares of the Company then outstanding at a price of $0.15 per share.

In further consideration of Medpac’s investment, the Company has agreed to enter into an exclusive Distribution Agreement for the Company’s BeastCare DTS TM and Now Cardio devices in Australia and certain other designated countries in Southeast Asia. The Distribution Agreement will have an initial term of five years and can be renewed for an additional five years provided that agreed upon sales targets are met.

The Company reserves the right to renegotiate the terms of its Agreement with MedPac if the balance of the initial $500,000 due in respect of its investment is not timely received.

Item 7.01 Regulation FD Disclosure.

On March 9, 2015, we issued a press release announcing that we had closed the first tranche of a $2,000,000 agreement related to the distribution of DreastCare DTS with Medpac Asia Pacific PTY Ltd. of Australia.. A copy of the press release is filed as Exhibit 99.1.

 The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Regulation S Subscription Agreement and Investment Representation with MedPac Asia Pacific PTY Ltd.
10.2	Form of 8% Convertible Promissory Note
10.3	Form of Warrant.
10.4	Summary of Distribution Agreement Terms

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENT CARDIO GROUP INC.

Dated: March 10, 2015	By:	/s/ John Bentivoglio
John Bentivoglio
Chief Executive Officer